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                                                                    EXHIBIT 4.14
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                          REGIONS FINANCIAL CORPORATION

                                       AND

                              BANKERS TRUST COMPANY

                                   as Trustee

               --------------------------------------------------


                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 26, 2001


               --------------------------------------------------

              Supplement to Indenture dated as of February 26, 2001
                         (Subordinated Debt Securities)

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                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE, dated as of February 26, 2001 by and between REGIONS FINANCIAL CORPORATION., a Delaware corporation (hereinafter called the "Company"), and BANKERS TRUST COMPANY, a New York banking corporation (hereafter called the "Trustee"), having a Corporate Trust Office at 4 Albany Street, 4th Floor, New York, New York, 10006, as Trustee under the Indenture (as hereinafter defined).

                                    RECITALS

         WHEREAS, the Company and the Trustee have as of February 26, 2001 entered into an Indenture, (hereinafter called the "Indenture") providing for the issuance by the Company from time to time of its subordinated debt securities;

         WHEREAS, the Company desires to issue a series of junior subordinated debt deferrable interest securities under the Indenture, and has duly authorized the creation and issuance of such debt securities and the execution and delivery of this First Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described;

         WHEREAS, the Company and the Trustee deem it advisable to enter into this First Supplemental Indenture for the purposes of establishing the terms of such debt securities and providing for the rights, obligations and duties of the Trustee with respect to such debt securities;

         WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Company;

         WHEREAS, concurrent with the execution hereof, the Company has delivered an Officers' Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and

         WHEREAS, all conditions and requirements of the Indenture necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the mutual premises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Debentures, as follows:


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                                   ARTICLE ONE

                              CREATION OF THE NOTES

         SECTION 1.1. DESIGNATION OF SERIES. Pursuant to the terms hereof and Sections 201 and 301 of the Indenture, the Company hereby creates a series of its debt securities designated as the "8.00% Junior Subordinated Deferrable Interest Debentures due 2031" (the "Debentures"), which Debentures shall be deemed "Securities" for all purposes under the Indenture.

         SECTION 1.2. FORM AND DENOMINATION OF DEBENTURES. The definitive form of the Debentures shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Debentures shall bear interest, be payable and have such other terms as are stated in the form of definitive Debenture or in the Indenture, as supplemented by this First Supplemental Indenture. The Stated Maturity of the Debentures shall be February 28, 2031. The Debentures shall be issued in denominations of $25 and integral multiples thereof.

         SECTION 1.3. LIMIT ON AMOUNT OF SERIES. The Debentures shall not exceed U.S.$296,392,000 in aggregate principal amount, and may, upon the execution and delivery of this First Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the delivery of a Company Order.

         SECTION 1.4. NO SINKING FUND. No sinking fund will be provided with respect to the Debentures.

         SECTION 1.5. DEBENTURES NOT CONVERTIBLE OR EXCHANGEABLE. The Debentures will not be convertible or exchangeable for other securities or property.

         SECTION 1.6. FORM. Except as provided in Section 1.7, the Debentures shall be issued in fully registered certificated form without interest coupons. Principal of, premium, if any, and interest (including any Additional Interest) on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Company maintained for such purpose as set forth in the Indenture.

         SECTION 1.7       GLOBAL DEBENTURE.

         (a)      In connection with a Dissolution Event,

                  (i) the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global


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         Debenture"), to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to or upon the order of the Depository for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Depository; and

                  (ii) if any Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any certificate which represents Preferred Securities (each a "Preferred Security Certificate") other than Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Preferred Security Certificate, or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture. Upon the issuance of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

         (b) A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

         (c) For purposes hereof, "Dissolution Event" means the liquidation of the Regions Financing Trust I (the "Trust") pursuant to the Trust Agreement relating to the Trust and the distribution of the Debentures held by the Property Trustee to the Holders of the Trust Securities issued by the Trust pro rata in accordance with such Trust Agreement.

         SECTION 1.8.      FORM OF TRUST AGREEMENT AND GUARANTEE. Pursuant to
Section 301(25) of the Indenture, so long as any of the Debentures are Outstanding, the form of Trust Agreement shall be substantially that as set forth in Exhibit B and the form of Regions Guarantee shall be substantially that as set forth in Exhibit C.

         SECTION 1.9. DESIGNATION OF DEPOSITORY. DTC shall act as the Depository for the Debentures.


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         SECTION 1.10.     DEFEASANCE NOT APPLICABLE TO DEBENTURES. Defeasance
under Section 1402 of the Indenture and covenant defeasance under Section 1403 of the Indenture shall not apply to the Debentures.

                                   ARTICLE TWO

                    APPOINTMENT OF THE TRUSTEE FOR THE NOTES

         SECTION 2.1. APPOINTMENT OF TRUSTEE. Pursuant and subject to the Indenture, the Company and the Trustee hereby constitute the Trustee as trustee to act on behalf of the Holders of the Debentures, and as the principal Paying Agent and Security Registrar for the Debentures, effective upon execution and delivery of this First Supplemental Indenture. By execution, acknowledgment and delivery of this First Supplemental Indenture, the Trustee hereby accepts appointment as trustee, Paying Agent and Security Registrar with respect to the Debentures, and agrees to perform such trusts upon the terms and conditions in the Indenture and in this First Supplemental Indenture set forth.

         SECTION 2.2. RIGHTS, POWERS, DUTIES AND OBLIGATIONS OF THE TRUSTEE. Any rights, powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Debentures.

         SECTION 2.3. RIGHTS IN INDENTURE APPLICABLE TO TRUSTEE. Bankers Trust Company, in its capacity as Trustee shall be afforded all of the rights, powers, immunities and indemnities of the Trustee as set forth in the Indenture as if such rights, powers, immunities and indemnities were specifically set forth herein.

                                  ARTICLE THREE

                               REDEMPTION OF NOTES

         Pursuant to Section 301(6) and Section 1101 of the Indenture, so long as any of the Debentures are Outstanding, the following provisions shall be applicable to the Debentures:

         SECTION 3.1. Optional Redemption by the Company. At any time on or after February 26, 2006, and prior to Stated Maturity, the Debentures may be redeemed at the option of the Company (an "Optional Redemption"), in whole or in part, upon notice as set forth in Section 1104 of the Indenture, at a Redemption Price equal to 100% of the principal amount thereof, together with accrued interest (including any Additional Interest and/or Additional Sums) to the Redemption Date.


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         SECTION 3.2.      APPLICABILITY OF ARTICLE. Redemption of the
Debentures at the election of the Company or otherwise, as permitted or required by any provision of the Debentures or this First Supplemental Indenture, shall be made in accordance with such provision, Article Eleven of the Indenture and this Article Three.

         SECTION 3.3. ADDITIONAL REDEMPTION. The Company may also redeem the Debentures at any time upon the circumstances as set forth in Section 1108 of the Indenture.

                                  ARTICLE FOUR

                       DEFERRAL OF INTEREST PAYMENT DATES

                  PURSUANT TO SECTION 301(25) OF THE INDENTURE AND IN SUBSTITUTION OF THE TERMS OF SECTION 311 OF THE INDENTURE, SO LONG AS ANY OF THE NOTES ARE OUTSTANDING, THE FOLLOWING PROVISIONS SHALL BE APPLICABLE TO THE NOTES:

         SECTION 4.1.      DEFERRALS OF INTEREST PAYMENT DATES.

         (a) So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of such series, from time to time to defer the payment of interest on the Debentures by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarterly periods (an "Extension Period"). During any such Extension Period, the Company shall have the right to make partial payments of interest on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date. At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Securities (including any Additional Interest and/or any Additional Sums); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the Debentures

         (b) During any Extension Period, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that ranks pari passu with or junior in interest to the Debentures in all respects or make any guarantee payments with respect to any guarantee by the Company of the debt securities or preferred securities of any Subsidiary of the Company that by their terms rank pari passu with or junior in interest to the Debentures in all respects, provided, the Company may make such payments on or in respect of any other series of the Company's debt securities and any such guarantees ranking equally with the Debentures or any Regions Guarantee relating thereto on a pro rata basis so that the payments made on such debt securities or such guarantees and the Debentures and such Regions Guarantee in all cases bear to each other the same ratio that accrued and unpaid payments on such debt securities and such guarantees and the Debentures and such Regions


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Guarantee bear to each other (other than, in each case, (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan, in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to any applicable Extension Period or in connection with transactions effected by or for the account of customers of the Company or any Affiliate of the Company or in connection with the distribution, trading or market-making in respect of the Preferred Securities, (B) as a result of any exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a Subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (C) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (E) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period shall exceed the period or periods specified in such Securities or extend beyond the Stated Maturity hereof. Upon termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest or Additional Sums then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear interest at the interest rate then in effect compounded quarterly for each quarterly period of the extension period ("Additional Interest"). The Company shall give the Trustee prior written notice of its election to begin any such Extension Period at least one Business Day prior to the earlier of (1) the next succeeding date on which Distributions on the Preferred Securities of the applicable Regions Trust would be payable but for such deferral, and (2) the date on which the Property Trustee of the applicable Regions Trust is required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable.

                                  ARTICLE FIVE

                              ADDITIONAL COVENANTS


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         Pursuant to Section 301(15)(b) of the Indenture and in substitution of the terms of Section 1014 of the Indenture, so long as any of the Notes are Outstanding, the following provisions shall be applicable to the Notes:

         SECTION 5.1.      ADDITIONAL COVENANTS.

         (a) The Company covenants and agrees with each Holder of Securities of each series that it shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that ranks pari passu with or junior in interest in to the Debentures in all respects or make any guarantee payments with respect to any guarantee by the Company of the debt securities or preferred securities of any Subsidiary of the Company that by their terms rank pari passu with or junior in interest to the Debentures in all respects, provided, the Company may make such payments on or in respect of any other series of it debt securities and any such guarantees ranking equally with the Debentures or any Regions Guarantee relating thereto on a pro rata basis so that the payments made on such debt securities or such guarantees and the Debentures and such Regions Guarantee in all cases bear to each other the same ratio that accrued and unpaid payments on such debt securities and such guarantees and the Debentures and such Regions Guarantee bear to each other (other than, in each case, (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan, in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to any applicable Extension Period or in connection with transactions effected by or for the account of customers of the Company or any Affiliate of the Company or in connection with the distribution, trading or market-making in respect of the Preferred Securities, (B) as a result of any exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a Subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (C) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (E) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (1) there shall have occurred any event of which the Company has actual knowledge that (x) with the giving of notice or the lapse of time or both, would constitute an Event of Default with respect to the


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Securities of such series and (y) in respect of which the Company shall not have taken reasonable steps to cure, (2) if the Securities of such series are held by a Regions Trust, the Company shall be in default with respect to its payment of any obligations under the Regions Guarantee relating to the Preferred Securities issued by such Regions Trust, or (3) the Company shall have given written notice of its election to begin an Extension Period with respect to the Securities of such series as provided herein and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

         (b) The Company also covenants with each Holder of Securities of a series issued to a Regions Trust (i) to maintain directly or indirectly 100% ownership of the Common Securities of such Regions Trust; provided, however, that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Common Securities, (ii) as holder of such Common Securities, not to voluntarily terminate, wind-up or liquidate such Trust, other than (a) in connection with a distribution of the Securities of such series to the holders of the related Preferred Securities in liquidation of such Trust, or
(b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, and (iii) to use its reasonable efforts, consistent with the terms and provisions of such Trust Agreement, to cause such Regions Trust to remain classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.

                                   ARTICLE SIX

                                 LEGAL HOLIDAYS

         Pursuant to Section 201 and Section 301(15)(b) of the Indenture and in substitution of the terms of Section 113 of the Indenture, so long as any of the Notes are Outstanding, the following provisions shall be applicable to the
Notes:

         SECTION 6.1 LEGAL HOLIDAYS. In any case where any Interest Payment Date, Redemption Date, Stated Maturity or Maturity of any Note shall not be a Business Day at any Place of Payment, then payment of interest or any Additional Amounts or principal (and premium, if any) need not be made at such Place of Payment on such date, or exchange need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment, or if such Business Day falls in the next calendar month, on the immediately preceding Business Day, with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity or Maturity, provided that so long as such payment is made on the next succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, to such Business Day.


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                                  ARTICLE SEVEN

                                  MISCELLANEOUS

         SECTION 7.1. APPLICATION OF FIRST SUPPLEMENTAL INDENTURE. Each and every term and condition contained in the First Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Debentures created hereby and not to any future series of Debentures established under the Indenture.

         SECTION 7.2. BENEFITS OF FIRST SUPPLEMENTAL INDENTURE. Nothing contained in this First Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Debentures, the Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Indenture or this First Supplemental Indenture, except for Holders of Senior Debt as provided in Article Seventeen of the Indenture.

         SECTION 7.3. DEFINED TERMS. All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as in the Indenture.

         SECTION 7.4. EFFECTIVE DATE. This First Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

         SECTION 7.5. GOVERNING LAW. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 7.6. COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 7.7. SATISFACTION AND DISCHARGE. This First Supplemental Indenture shall cease to be of further force and effect upon compliance with such provisions of Article Fourteen of the Indenture as may be applicable to the Debentures pursuant to Article Three hereof with respect to the Debentures created hereby.

                            [SIGNATURES ON NEXT PAGE]


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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

                              REGIONS FINANCIAL CORPORATION



                              By:  /s/ Samuel E. Upchurch, Jr.
                                 -----------------------------------------------
                              Name:  Samuel E. Upchurch, Jr.
                              Title: Executive Vice President, General Counsel
                                     and Corporate Secretary



                              BANKERS TRUST COMPANY
                                 as Trustee



                              By: /s/ Eileen M. Hughes
                                 -----------------------------------------------
                              Name:  Eileen M. Hughes
                              Title: Vice President


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

                    EXHIBIT A TO FIRST SUPPLEMENTAL INDENTURE

                                FORM OF DEBENTURE

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

         THIS NOTE IS A SECURITY IN GLOBAL FORM ("GLOBAL SECURITY") WITHIN THE MEANING OF THE SECTION 203 OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.]


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                          REGIONS FINANCIAL CORPORATION

             8.00% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                                    DUE 2031

No. ________________                                       U.S.$ _______________

CUSIP NO. ___________________

         REGIONS FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ________________________, the principal sum of ________ United States Dollars (U.S.$______ ) (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Debentures under this Series of Debentures, shall not exceed U.S.$296,392,000 in the aggregate at any time, all of which shall be represented hereby) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) on February 28, 2031 and to pay interest thereon, from February 26, 2001, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 in each year (each, an "Interest Payment Date"), commencing June 30, 2001, at the rate of 8.00% per annum, until the principal hereof is due, and at the rate of 8.00% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15, June 15, September 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Debentures may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Debenture at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by the COMPANY for such purpose in the Borough of Manhattan, The City of New York or in the City of Birmingham, Alabama, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, by Dollar check drawn on, or transfer to, a Dollar account. Payments of interest on this

Debenture may be made by Dollar check, drawn on a Dollar account, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a Dollar account.

         The indebtedness evidenced by this Debenture is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt of the Company, and this Debenture is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         THIS DEBENTURE IS NOT A SAVINGS ACCOUNT DEPOSIT OR OTHER OBLIGATION OF A BANK OR NONBANK SUBSIDIARY THEREOF, AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

         Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed and delivered under its corporate seal.

                                  REGIONS FINANCIAL CORPORATION
[Corporate Seal]


                                  By:
                                     -------------------------------------------
                                  Name:
                                  Title:

Attest:


------------------------------
Name:
Title:

                    (Trustee's Certificate of Authentication)

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                BANKERS TRUST COMPANY, as Trustee


                                By:
                                   ---------------------------------------------
                                   Authorized Officer

                                [FORM OF REVERSE]

         This Debenture is one of a duly authorized issue of securities of the Company designated as its "8.00% Junior Subordinated Deferrable Interest Debentures due 2031" (herein called the "Debentures"), limited in aggregate principal amount to U.S. $296,392,000, issued and to be issued under an Indenture, dated as of February 26, 2001 (herein called the "Base Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Base Indenture), and a First Supplemental Indenture, dated as of February 26, 2001 between the Company and the Trustee (the "First Supplemental Indenture"; the Base Indenture, as supplemented by the First Supplemental Indenture, the "Indenture") to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Debenture or Debentures to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Debentures in the requested denominations.

         No sinking fund is provided for the Debentures.

         Upon the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event, the Company shall have the right, subject to certain conditions set forth in the Indenture, to redeem this Debenture in whole, but not in part, at the Redemption Price within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event (or, if the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") is then required, on such later date as promptly and practicable after such approval is obtained). In addition, the Debentures are subject to redemption at the option of the Company at any time on or after February 26, 2006, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Interest and/or Additional Sums) to the Redemption Date; provided, however, that interest installments on Debentures whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Debentures, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. Notwithstanding the foregoing, any redemption of Debentures by the Company shall be subject to the prior approval of the Federal Reserve, if such approval is then required under applicable law, rules, guidelines or policies of the Federal Reserve.

         In the event of a redemption of the Debentures, the Company will not be required (a) to register the transfer or exchange of Debentures for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Debentures called for such redemption or (b) to register the transfer or exchange of any Debenture, or portion thereof, called for redemption.

         In any case where the due date for the payment of the principal of, premium, if any, or interest on any Debenture at any Place of Payment as the case may be, a day on which banking institutions at such Place of Payment are authorized or obligated by law or executive order to close, then payment of principal, premium, if any, or interest (including any Additional Interest and/or Additional Sums) need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption, and no interest shall accrue on the amount so payable for the period after such date; provided if such next succeeding day falls in the next calendar month, such payment shall be payable on the first day preceding the date on which such payment was otherwise due which is not a day on which banking institutions are authorized or obligated by law or executive order to close.

         [The following paragraph shall appear in each Global Security:

         In the event of a deposit or withdrawal of an interest in this Debenture, including an exchange, transfer, redemption or repayment of this Debenture in part only, the Trustee, as custodian of the Depository, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of The Depository Trust Company applicable to, and as in effect at the time of, such transaction.]

         [The following paragraph shall appear in each Debenture that is not a Global Security:

         In the event of redemption or repayment of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof.]

         If an Event of Default shall occur and be continuing, the principal of all the Debentures, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) of interest on any overdue principal and, to the extent permitted by applicable law, overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest on the Debentures shall terminate.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Debentures at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture or such other Debenture.

         As provided in and subject to the provisions of the Indenture, the Holder of this Debenture shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debentures a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Debenture for the enforcement of any payment of principal hereof, premiums if any, or interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Debenture as provided in the Indenture.

         So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of such series, from time to time to defer the payment of interest on the Debentures by extending the interest payment period of this Debenture for a period not exceeding 20 consecutive quarterly periods (an "Extension Period"). During any such Extension Period the Company shall have the right to make partial payments of interest on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date. At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Securities (including any Additional Interest and any Additional Sums); provided, however, that no Extension Period shall extend beyond the Stated Maturity hereof; provided, further, that during any such Extension Period, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that ranks pari passu with or junior in interest to the Debentures in all respects or make any guarantee payments with respect to any guarantee by the Company of the debt securities or preferred securities of any Subsidiary of the Company that by their terms rank pari passu with or junior in interest to the Debentures in all respects, provided, the Company may make such payments on or in respect of any other series of the Company's debt securities and any such guarantees ranking equally with the Debentures or any Regions Guarantee relating thereto on a pro rata basis so that the payments made on such debt securities or such guarantees and the Debentures and such Regions Guarantee in all cases bear to each other the same ratio that accrued and unpaid payments on such debt securities and such guarantees and the Debentures and such Regions Guarantee bear to each other (other than, in each case, (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan, in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to any applicable Extension Period or in connection with transactions effected by or for the account of customers of the Company or any Affiliate of the Company or in connection with the distribution, trading or market-making in respect of the Preferred Securities,
(b) as a result of any exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a Subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period shall exceed the period or periods specified in such Securities or extend beyond the Stated Maturity hereof. Upon termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest or Additional Sums then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear interest at the interest rate then in effect compounded quarterly for each quarterly period of the extension period ("Additional Interest"). The Company shall give the Trustee prior written notice of its election to begin any such Extension Period at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Preferred Securities of the applicable Regions Trust would be payable but for such deferral, and (ii) the date on which the Property Trustee of the applicable Regions Trust is required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable.

         The Trustee, at the expense of the Company, shall promptly give notice of the Company's election to begin any such Extension Period to the Holder.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest (including any Additional Interest or Additional Sums) on this Debenture at the times, places and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable on the Security Register upon surrender of this Debenture for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York or the City of Birmingham, Alabama (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

         Prior to due presentation of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered, as the owner thereof for all purposes, whether or not such Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse for the payment of the principal (and premium, if any) or interest (including any Additional Interest) or Additional Sums on this Debenture and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

         THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

         All capitalized terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         (1)

                               (2) ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

         (3)      TEN COM           -       AS TENANTS IN COMMON

         TEN ENT                    -       as tenants by the entireties (Cust)
         JT TEN                     -       as joint tenants with right of survivorship
                                            and not as tenants in common
         UNIF GIFT MIN ACT          -       _________________ Custodian _____________
                                                                   (Minor)
                                            under Uniform Gifts to Minors Act_____________
                                                            (State)

     Additional abbreviations may also be used though not in the above list.

                             (b) FORM OF ASSIGNMENT

         For value received ________________ hereby sell(s), assign(s) and transfer(s) unto ________________ (Please insert social security or other identifying number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints ____________________ as attorney to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.


Dated:


------------------------            ----------------------

------------------------            ----------------------


                                       Signature(s)

                                       Signature(s) must be guaranteed by
                                       an Eligible Guarantor Institution with
                                       membership in an approved signature
                                       guarantee program pursuant to Rule 17Ad-
                                       15 under the Securities Exchange Act of
                                       1934.

                    EXHIBIT B TO FIRST SUPPLEMENTAL INDENTURE

                             FORM OF TRUST AGREEMENT

                    EXHIBIT C TO FIRST SUPPLEMENTAL INDENTURE

                            FORM OF REGIONS GUARANTEE


                                       C-1